                                   4614-00-00


          AUTOMATIC AND FACULTATIVE RISK PREMIUM REINSURANCE AGREEMENT


                                     BETWEEN


                FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY
                    (HEREINAFTER CALLED THE "CEDING COMPANY")
                          WORCESTER, MASSACHUSETTS, USA


                                       and


                             RGA REINSURANCE COMPANY
                      (HEREINAFTER CALLED THE "REINSURER")
                            ST. LOUIS, MISSOURI, USA


                  THIS AGREEMENT IS EFFECTIVE NOVEMBER 1, 1999

                                TABLE OF CONTENTS

ARTICLE       TITLE                                                                   PAGE
-------       -----                                                                   ----
    I         PARTIES TO THE AGREEMENT                                                  3
   II         COMMENCEMENT, TERMINATION AND CONTINUANCE OF REINSURANCE                  3
   III        SCOPE                                                                     4
   IV         COVERAGE                                                                  5
    V         LIABILITY                                                                 6
   VI         RETENTION AND RECAPTURE                                                   7
   VII        REINSURANCE PREMIUMS AND ALLOWANCES                                       7
  VIII        RESERVES                                                                  8
   IX         TERMINATIONS AND REDUCTIONS                                               8
    X         POLICY ALTERATIONS                                                        8
   XI         POLICY ADMINISTRATION AND PREMIUM ACCOUNTING                              9
   XII        CLAIMS                                                                   10
  XIII        ARBITRATION                                                              11
   XIV        INSOLVENCY                                                               13
   XV         RIGHT TO INSPECT                                                         13
   XVI        UNINTENTIONAL ERRORS, MISUNDERSTANDINGS OR OMISSIONS                     13
   XVII       CHOICE OF LAW, FORUM AND LANGUAGE                                        14
  XVIII       ALTERATIONS TO THE AGREEMENT                                             14
   XIX        EXECUTION OF THE AGREEMENT                                               15

SCHEDULES
---------
    I         REINSURANCE SPECIFICATIONS                                               16
   II         RETENTION                                                                20
   III        BUSINESS COVERED                                                         21
   IV         REINSURANCE PREMIUMS                                                     22
    V         LIMITS                                                                   29
   VI         SAMPLE STATEMENT SPECIFICATIONS                                          30
   VII        SAMPLE POLICY EXHIBIT                                                    31
  VIII        DEFINITIONS                                                              32

                      ARTICLE I - PARTIES TO THE AGREEMENT

Reinsurance required by the Ceding Company will be assumed by the Reinsurer as described in the terms of this Agreement.

This is an Agreement solely between the Reinsurer and the Ceding Company. In no instance will anyone other than the Reinsurer or the Ceding Company have any rights under this Agreement, and the Ceding Company is and will remain solely liable to any insured, policyowner, or beneficiary under the Original Policies reinsured hereunder.

The current general and special Policy conditions, the premium schedules, and underwriting guidelines of the Ceding Company, applying to the business covered by this Agreement as set out in the Schedules, will form an integral part of this Agreement. Additions or alterations to any of these conditions or schedules will be reported to the Reinsurer without delay. In the case of significant changes, both parties to the Agreement must agree to the new reinsurance conditions.

      ARTICLE II - COMMENCEMENT, TERMINATION AND CONTINUANCE OF REINSURANCE

1.     AGREEMENT COMMENCEMENT

       Notwithstanding the date on which this Agreement is signed, this Agreement will take effect as from the date shown in the attached
       Schedule I, and applies to business taking effect on and after this date.

2.     AGREEMENT TERMINATION

       This Agreement will be in effect for an indefinite period and may be terminated AS TO NEW REINSURANCE at any time by either party giving ninety (90) days written notice of termination. The day the notice is mailed to the other party's Home Office, or, if the mail is not used, the day it is delivered to the other party's Home Office or to an Officer of the other party will be the first day of the ninety (90) day period.

       During the ninety (90) day period, this Agreement will continue to operate in accordance with its terms.

3.     POLICY TERMINATION

       If a Policy is terminated by death, lapse, surrender or otherwise, the reinsurance will terminate on the same date. If premiums have been paid on the reinsurance for a period beyond the termination date, refunds will follow the terms as shown in Schedule I.

       If a Policy continues in force without payment of premium during any days of grace pending its surrender, whether such continuance be as a result of a Policy provision or a practice of the Ceding Company, the reinsurance will also continue without payment of premium and will terminate on the same date as the Ceding Company's risk terminates.

       If the Policy continues in force because of the operation of an Automatic Premium Loan provision, or other such provision by which the Ceding Company receives compensation for its risk, then the reinsurance will also continue and the Ceding Company will pay the Reinsurer the reinsurance premium for the period to the date of termination.

4.     CONTINUATION OF REINSURANCE

       On termination of this Agreement in accordance with the provisions in Paragraph two of this Article, the reinsurance ceded will remain in force subject to the terms and conditions of this Agreement until their natural expiry.

                               ARTICLE III - SCOPE

1.     RETENTION OF THE CEDING COMPANY

       The type and amount of the Ceding Company's retention on any one life is as shown in Schedule I. In determining the amounts at risk in each case, any additional death benefits on the same life (e.g. additional term insurance or family income benefits) will be taken into account, as will the amounts at risk under any other existing policies, at the time of commencement, of the policy ceded under this Agreement.

       The Ceding Company may alter its retention in respect of future new business at any time. The Ceding Company will promptly notify the Reinsurer of such alteration and its effective date.

2.     CURRENCY

       All reinsurance to which the provisions of this Agreement apply will be effected in the same currencies as that expressed in the Original Policies and as shown in Schedule I.

3.     THE REINSURER'S SHARE

       The Reinsurer's Share is as shown in Schedule I.

4.     BASIS OF REINSURANCE

       Plans of insurance listed in Schedule I will be reinsured on the basis described in Schedule I, using the rates given in the Rate Table as shown in Schedule I.

5.     REINSURANCE ALLOWANCES

       The Reinsurer will pay to the Ceding Company the reinsurance allowance, if any, as shown in Schedule I. If any reinsurance premiums or installments of reinsurance premiums are returned to the Ceding Company, any corresponding reinsurance allowance previously credited to the Ceding Company will be reimbursed to the Reinsurer.

6.     PREMIUM RATE GUARANTEE

       Premium Rate Guarantees, if any, are as shown in Schedule I.

7.     POLICY FEES

       Policy fees, if any, are as shown in Schedule I.

8.     TAXES

       Taxes, if any, are shown in Schedule I.

9.     EXPERIENCE REFUND OR PROFIT COMMISSION

       If an experience refund or profit commission is payable under this Agreement, the conditions and formula are as shown in Schedule I.

10.    EXPENSE OF THE ORIGINAL POLICY

       The Ceding Company will bear the expense of all medical examinations, inspection fees and other charges incurred in connection with the original policy.

                              ARTICLE IV - COVERAGE

AUTOMATIC PROVISIONS

       For each risk on which reinsurance is ceded, the Ceding Company's retention at the time of issue will take into account both currently issued and previously issued policies.

       The Ceding Company must cede and the Reinsurer must automatically accept reinsurance, if all of the following conditions are met for each life:

       1.     RETENTION

              The Ceding Company has retained its limit of retention as shown in
              Schedule I; and

       2.     PLANS AND RIDERS

              The basic plan or supplementary benefit, if any, is shown in
              Schedule I; and

       3.     AUTOMATIC ACCEPTANCE LIMITS

              The underwriting class, age, minimum reinsurance amount, binding amounts and jumbo limits fall within the automatic limits as shown in Schedule I; and

       4.     UNDERWRITING

              The risk is underwritten according to the Ceding Company's Standard Guidelines; and

              The Ceding Company has never made facultative application for reinsurance on the same life to the Reinsurer or any other Reinsurer; and

       5.     RESIDENCE

              The risk is a resident of the Countries, as shown in Schedule I.

       If, for a given application, the Ceding Company cannot comply with the automatic reinsurance conditions described above, or if the Ceding Company submits the application to other Reinsurers for their facultative assessment, the Ceding Company can submit this application to the Reinsurer on a facultative basis.

FACULTATIVE PROVISIONS

       The Ceding Company will send copies of the original applications, all medical reports, inspection reports, attending physician's statement, and any additional information pertinent to the insurability of the risk to the Reinsurer.

       The Ceding Company will also notify the Reinsurer of any underwriting information requested or received after the initial request for reinsurance is made. For policies which contain automatic increase provisions, the Ceding Company will inform the Reinsurer of the initial and ultimate risk amounts for which reinsurance is being requested, or in the case of indexed amounts, the basis of the indexing.

       On a timely basis, the Reinsurer will submit a written decision to the Ceding Company. In no case will the Reinsurer's offer on facultative submissions be open after 120 days have elapsed from the date of the Reinsurer's offer to participate in the risk. Acceptance of the offer and delivery of the policy according to the rules of the Ceding Company must occur within 120 days of the final reinsurance offer. Unless the Reinsurer explicitly states in writing that the final offer is extended, the offer will be automatically withdrawn at the end of day 120.

       The Reinsurer will not be liable for proceeds paid under the Ceding Company's conditional receipt or temporary insurance agreement for risks submitted on a facultative basis.

                              ARTICLE V - LIABILITY

The liability of the Reinsurer for all claims within automatic cover and all claims arising after facultative acceptance as described in Article IV, will commence simultaneously with that of the Ceding Company and will cease at the same time as the liability of the Ceding Company ceases.

                      ARTICLE VI - RETENTION AND RECAPTURE

If the Ceding Company changes its limit of retention as shown in Schedule I, written notice of the change will promptly be given to the Reinsurer. At the option of the Ceding Company, a corresponding reduction may be made in the reinsurance in force under this Agreement, on all lives, on which the Ceding Company has maintained its maximum limit of retention, provided that all eligible business is reduced on the same basis. The Ceding Company may apply the new limits of retention to existing reinsurance and reduce and recapture reinsurance inforce in accordance with the following rules:

1. No recapture will be made unless reinsurance has been in force for the minimum period shown in Schedule I.

2. Recapture will become effective on the policy anniversary date following written notification of the Ceding Company's intent to recapture.

3. No recapture will be made unless the Ceding Company retained its maximum limit of retention for the plan, age and mortality rating at the time the policy was issued. No recapture will be allowed in any class of fully reinsured business or in any classes of risks for which the Ceding Company established special retention limits less than the Ceding Company's maximum retention limits for the plan, age, and mortality rating at the time the policy was issued.

4. If any reinsurance is recaptured, all reinsurance eligible for recapture, under the provisions of this Article, must be recaptured.

5. If there is reinsurance with other reinsurers on risks eligible for recapture, the necessary reduction is to be applied to each company in proportion to the total outstanding reinsurance.

6. The Life Reinsurance rates contained in this Agreement are guaranteed for one year, and the Reinsurer anticipates continuing to accept premiums on the basis of these rates indefinitely. If the Reinsurer deems it necessary to increase rates, such increased rates cannot be higher than the valuation net premiums for yearly renewable term reinsurance calculated using the minimum statutory mortality rates and maximum statutory interest rate for each year of issue.

                ARTICLE VII - REINSURANCE PREMIUMS AND ALLOWANCES

1.     LIFE REINSURANCE

       Premiums for Life and Supplemental Benefit reinsurance will be as shown in Schedule I.

2.     SUBSTANDARD PREMIUMS

       Premiums will be increased by any (flat) extra premium or substandard premium as shown in Schedule I, charged the insured on the face amount initially reinsured.

3.     JOINT POLICY PREMIUMS

       In the case of joint policy premiums, if any, the premium rate payable to the Reinsurer will be as shown in Schedule I.

4.     SUPPLEMENTAL BENEFITS

       The Reinsurer will receive a proportionate share of any premiums for additional benefits as shown in Schedule I, as well as for any extra premiums the Ceding Company may collect for the coverage of special risks (traveling, climate, occupation, etc.). This share will be based on the ratio between the amount at risk and the total initial benefits insured and will remain constant throughout the entire period of premium payment.

                             ARTICLE VIII - RESERVES

Reserve requirements of the Ceding Company, if any, are as shown in Schedule I.

                    ARTICLE IX - TERMINATIONS AND REDUCTIONS

Terminations or reductions will take place in accordance with the following rules in order of priority:

1. The Ceding Company must keep its initial or recaptured retention on the policy.

2. Termination or reduction of a wholly reinsured policy will not affect other reinsurance inforce.

3. A termination or reduction on a wholly retained case will cause an equal reduction in existing automatic reinsurance with the oldest policy being reduced first.

4. A termination or reduction will be made first to reinsurance of partially reinsured policies with the oldest policy being reduced first.

5. If the Policies are reinsured with multiple reinsurers, the reinsurance will be reduced by the ratio of the amount of reinsurance in each company to the total outstanding reinsurance on the risk involved.

6. When a policy is reinstated, reinsurance will be reinstated as if the lapse or reduction had not occurred.

                         ARTICLE X - POLICY ALTERATIONS

1.     REINSTATEMENT

       Any policy originally reinsured in accordance with the terms and conditions of this Agreement by the Ceding Company may be automatically reinstated with the Reinsurer as long as the policy is reinstated in accordance with the terms and rules of the Ceding Company. Any policy originally reinsured with the Reinsurer on a facultative basis which has been in a lapsed status for more than ninety (90) days must be submitted with underwriting requirements and approved by the Reinsurer before it is reinstated. The Ceding Company will pay the Reinsurer its share of amounts collected or charged for the reinstatement of such policies.

2.     EXTENDED TERM AND REDUCED PAID-UP ADDITIONS

       Changes as a result of extended term or reduced paid-up insurance will be handled like reductions.

3.     EXCHANGES OR CONVERSIONS

       An exchange or conversion is a new policy replacing a policy issued earlier by the Ceding Company or a change in an existing policy that is issued or made either:

       1.     Under the terms of the original policy, or,

       2. Without the same new underwriting information the Ceding Company would obtain in the absence of the original policy,

       3. Without a suicide exclusion period, or contestable period of equal duration, to those contained in new issues by the Ceding Company, or

       4. Without the payment of the same allowances in the first year, that the Ceding Company would have paid in the absence of the original policy.

       Exchanges or Conversions will be reinsured under this Agreement only if the original policy was reinsured with the Reinsurer; the amount of reinsurance under this Agreement will not exceed the amount of the reinsurance on the original policy with the Reinsurer immediately prior to the exchange conversion. Premiums will be as shown in Schedule I.

Note: An original date policy Reissue will not be treated as a continuation of the original policy. It will be treated as a new policy and the original policy will be treated as Not Taken. All premiums previously paid to the Reinsurer for the original policy will be refunded to the Ceding Company. All premiums will be due on the new policy from the original issue date of the old policy.

Note: Re-Entry, e.g. wholesale replacement and similar programs are not covered under this Article. If Re-Entry is applicable to this treaty, then it will be covered in Schedule I.

            ARTICLE XI - POLICY ADMINISTRATION AND PREMIUM ACCOUNTING

1.     ACCOUNTING PERIOD AND PREMIUM DUE

       The Ceding Company will submit accounts to the Reinsurer, for reporting new business, alterations, termination, renewals, claims, and premium due, as shown in Schedule I.

2.     ACCOUNTING ITEMS

       The accounts will contain a list of premiums due for the current accounting period, explain the reason for each premium payment, show premium subtotals adequate to use for premium accounting, including first year and renewal year premiums and allowances. The account information should provide the ability to evaluate retention limits, premium calculations and to establish reserves.

3.     REINSURANCE ADMINISTRATION REQUIREMENTS

       Reinsurance Administration Requirements are as shown in Schedule I.

4.     PAYMENT OF BALANCES

       The Ceding Company will pay any balance due the Reinsurer, at the same time as the account is rendered, but in all cases, by the Accounting and Premium Due frequency as shown in Schedule I. The Reinsurer will pay a balance due the Ceding Company, at the same time as the account is confirmed, however, at the latest, within thirty (30) days after receipt of the statement of account. Should the Reinsurer be unable to confirm the account in its entirety, the confirmed portion of the balance will be paid immediately. As soon as the account has been fully confirmed, the difference will be paid immediately by the debtor. All balances not paid within thirty (30) days of the due date shown on the statement will be in default.

5.     BALANCES IN DEFAULT

       The Reinsurer will have the right to terminate this Agreement, when balances are in default, by giving ninety (90) days written notice of termination to the Ceding Company. As of the close of the last day of this ninety (90) day notice period, the Reinsurer's liability for all risks reinsured under this Agreement will terminate. The first day of this ninety (90) day notice of termination, resulting from default as described in paragraph four of this Agreement, will be the day the notice is received in the mail by the Ceding Company, or if the mail is not used, the day it is delivered to the Ceding Company. If all balances in default are received within the ninety (90) day time period, the Agreement will remain in effect. The interest payable on balances in default is stipulated as shown Schedule I.

6.     OFFSET

       Any amounts due, by either of the parties to this Agreement, whether they arise out of this Agreement, or out of any other reinsurance relationship between the parties, may be offset against the claims of the other party. This right will continue to exist after the termination of this Agreement, or of any business relationship between parties.

7.     FLUCTUATIONS IN EXCHANGE RATES

       If the premium due periods allowed for the payment of balances are exceeded by either party, the debtor will bear the currency risk, in the event of any subsequent alteration in the exchange rate, by more than five percent, unless the debtor is not responsible for the delay in payment.

                              ARTICLE XII - CLAIMS

1.     NOTICE

       The Ceding Company will promptly notify the Reinsurer of all claims.

2.     PROOFS

       In every case of loss, copies of the proofs obtained by the Ceding Company will be taken by the Reinsurer as sufficient. Copies thereof, together with proof of the amount paid on such claim by the Ceding Company will be furnished to the Reinsurer when requesting its share of the claim.

3.     PAYMENT OF BENEFITS

       The Reinsurer will pay its share of all payable claims, however, if the amount reinsured with the Reinsurer is more than the amount retained by the Ceding Company and the claim is contestable, all papers in connection with such claim, including all underwriting and investigation papers, must be submitted to the Reinsurer for recommendation before admission of any liability on the part of the Ceding Company.

       If the amount of insurance changes because of a misstatement of rate classification, the Reinsurer's share of reinsurance liability will change proportionately.

4.     CONTESTED CLAIMS

       The Ceding Company will notify the Reinsurer of its intention to contest, compromise or litigate a claim. Unless it declines to be a party to such action, the Reinsurer will pay its share of any settlement up to the maximum that would have been payable under the specific policy had there been no controversy plus its share of specific expenses, except as specified below.

5.     CLAIMS EXPENSES

       If the Reinsurer declines to be a party to the contest, compromise, or litigation of a claim, it will pay its full share of the amount reinsured, as if there had been no contest, compromise, or litigation, and its proportionate share of covered expenses incurred to the date, from the date it notifies the Ceding Company it declines to be a party.

6.     EXTRA CONTRACTUAL OBLIGATIONS

       In no event will the following categories of expenses or liabilities be reimbursed:

       a.     Routine investigative or administrative expenses;

       b. Salaries of employees or other internal expenses of the Ceding Company or the original issuing companies;

       c. Extra contractual damages, including punitive damages and exemplary damages; or

       d. Expenses incurred in connection with a dispute or contest arising out of conflicting or any other claims of entitlement to policy proceeds or benefits.

                           ARTICLE XIII - ARBITRATION

1.     GENERAL

       The parties agree to act in all things with the highest good faith. However, if the parties cannot mutually resolve a dispute or claim, which arises out of, or in connection with this Agreement, including formation and validity, and whether arising during, or after the period of this Agreement, the dispute or claim will be referred to arbitration tribunal (a group of three arbitrators), and settled through arbitration.

       The arbitrators will be individuals, other than from the contracting companies, including those who have retired, with more than ten (10) years insurance or reinsurance experience within the industry.

       The arbitrators will base their decision on the terms and conditions of this Agreement plus, as necessary, on the customs and practices of the insurance and reinsurance industry rather than solely on a strict interpretation of the applicable law; there will be no appeal from their decision, and any court having jurisdiction of the subject matter, and the parties, may reduce that decision to judgment.

2.     NOTICE

       To initiate arbitration, either party will notify the other party by Certified Mail of its desire to arbitrate, stating the nature of the dispute and the remedy sought. The party to which the notice is sent will respond to the notification in writing within ten (10) days of its receipt.

3.     PROCEDURE

       Each of the two parties will appoint one arbitrator, and these two arbitrators will select the third arbitrator. Upon the selection of the third arbitrator, the arbitration tribunal will be constituted, and the third arbitrator will act as Chairman of the tribunal.

       If either party fails to appoint an arbitrator within sixty (60) days after the other party has given notice of appointing an arbitrator, then the Arbitration Association, as shown in Schedule I, will appoint an arbitrator for the party that has failed to do so.

       The party that has failed to appoint an arbitrator will be responsible for all expenses levied by the Arbitration Association, for such appointment. Should the two arbitrators be unable to agree on the choice of the third arbitrator, then the appointment of this arbitrator is left to the Arbitration Association. Such expense shall be borne equal by each party to this Agreement.

       The tribunal, may in its sole discretion make orders and directions as it considers to be necessary for the final determination of the matters in dispute. Such orders and directions may be necessary with regard to pleadings, discovery, inspection of documents, examination of witnesses and any other matters relating to the conduct of arbitration. The tribunal, will have the widest discretion permissible under the law, and practice of the place of arbitration, when making such orders or directions.

4.     ARBITRATION COSTS

       All costs of the arbitration will be determined by the tribunal, which may take into account the law and practice of the place of arbitration, and in what manner arbitration costs will be paid, and by whom.

5.     PLACE OF ARBITRATION

       The place of arbitration is as shown in Schedule I.

6.     ARBITRATION SETTLEMENT

       The award of the tribunal, will be in writing, and binding upon the consenting parties.

                            ARTICLE XIV - INSOLVENCY

In the event of the insolvency of the Ceding Company, all reinsurance will be payable directly to the liquidator, receiver, or statutory successor of the Ceding Company without diminution.

In the event of insolvency of the Ceding Company, the liquidator, receiver, or statutory successor will immediately give written notice to the Reinsurer of all pending claims against the Ceding Company on any policies reinsured. While a claim is pending, the Reinsurer may investigate and interpose, at its own expense, in the proceedings where the claim is adjudicated, any defense or defenses which it may deem available to the Ceding Company or its liquidator, receiver, or statutory successor. The expense incurred by the Reinsurer will be chargeable, subject to court approval against the Ceding Company as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Ceding Company solely as a result of the defense undertaken by the Reinsurer. Where two or more Reinsurers are participating in the same claim and a majority in interest elect to interpose a defense or defenses to any such claim, expense will be apportioned in accordance with the terms of the reinsurance agreement as though such expense had been incurred by the Ceding Company.

Any debts or credits, matured or unmatured, liquidated or unliquidated, in favor of or against, either the Reinsurer or the Ceding Company, with respect to this Agreement or with respect to any other claim of one party against the other, are deemed mutual debts or credits, as the case may be, and will be offset, and only the balance will be allowed or paid.

                          ARTICLE XV - RIGHT TO INSPECT

Upon request, the Ceding Company will furnish the Reinsurer with detailed information concerning the risks reinsured under this Agreement. In particular the Reinsurer will be entitled to request that:

1. Copies of the whole or part of any documents relating to the risks and their reinsurance be made available to the Reinsurer at its own expense;

2. During the Ceding Company's normal office hours, these documents will be made available to a representative of the Reinsurer who will be named in advance; notification of such visits will normally be given two weeks in advance and even in urgent cases at least forty-eight hours in advance; and

3. The Reinsurer will have this right of inspection as long as one of the two parties to this Agreement is claiming from the other.

       ARTICLE XVI - UNINTENTIONAL ERRORS, MISUNDERSTANDINGS OR OMISSIONS

It is expressly understood and agreed that if failure to comply with any terms of this Agreement is hereby shown to be the result of an unintentional error, misunderstanding or omission, on the part of either the Ceding Company or the Reinsurer, both the Ceding Company and the Reinsurer, will be restored to the position they would have occupied, had no such error, misunderstanding or omission occurred, subject always to the correction of the error, misunderstanding or omission.

                ARTICLE XVII - CHOICE OF LAW, FORUM, AND LANGUAGE

1.     CHOICE OF LAW AND FORUM

       This Agreement, will in all respects be governed by, and construed in accordance with the law and exclusive jurisdiction of the Courts, as shown in Schedule I.

2.     LANGUAGE

       The Parties hereto acknowledge and agree that, even though they may execute this Agreement in both an English version and in another language, as shown in Schedule I, the version as shown in Schedule I will control for all legal purposes in the event of any inconsistency between or disagreement between the two versions.

                  ARTICLE XVIII - ALTERATIONS TO THE AGREEMENT

This reinsurance Agreement constitutes the entire Agreement between the parties, with respect to the business being reinsured hereunder, and there are no understandings between the parties other than as expressed in this Agreement. Any alterations to the provisions of this Agreement will be made by Amendment, Addenda or by correspondence attached to the Agreement embodying such alterations as may be agreed upon and signed by both parties. These documents will be regarded as part of this Agreement and will be equally binding.

                                   ARTICLE XIX

                           EXECUTION OF THE AGREEMENT

IN WITNESS OF THE ABOVE,

                FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY

                                       OF

                            WORCESTER, MASSACHUSETTS

                                       AND

                             RGA REINSURANCE COMPANY

                                       OF

                            ST. LOUIS, MISSOURI, USA

HAVE BY THEIR RESPECTIVE OFFICERS EXECUTED AND DELIVERED THIS AGREEMENT IN DUPLICATE ON THE DATES INDICATED BELOW:

FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY

By: /s/                                       By: /s/
    ------------------------------                ------------------------------
Title: AVP - Life Product Champion            Title: AVP & Actuary
       ---------------------------                   ---------------------------
Date: 11/8/00                                 Date: 11/13/2000
      ----------------------------                  ----------------------------

RGA REINSURANCE COMPANY

By: /s/
    ------------------------------

Title: Sales V.P.
       ---------------------------

Date: 10-31-00
      ----------------------------

                     SCHEDULE I - REINSURANCE SPECIFICATIONS

COMMENCEMENT, TERMINATION AND CONTINUANCE OF REINSURANCE, ARTICLE II:

     1.   EFFECTIVE DATE:                   This Agreement applies to policies
                                            with applications received by the
                                            Ceding Company on and after
                                            November 1, 1999.

     2.   POLICY TERMINATION: REFUNDS:      Unearned premium will be refunded on
                                            lapses, terminations and death.

SCOPE, ARTICLE III:

     1.   RETENTION OF THE
          CEDING COMPANY                    See Schedule II, Retention

     2.   CURRENCY:                         United States Dollars ("US$")

     3.   THE REINSURER'S SHARE:            See Schedule V, First Dollar Quota
                                            Share

     4.   BASIS OF REINSURANCE:             Risk Premium (YRT)

     5.   REINSURANCE ALLOWANCE:            See Schedule IV, Reinsurance
                                            Premiums

     6.   PREMIUM RATE GUARANTEE:           See Schedule IV, Reinsurance
                                            Premiums

     7.   POLICY FEES:                      See Schedule IV, Reinsurance
                                            Premiums

     8.   TAXES:

          DAC TAX REGULATIONS

          The Ceding Company and the Reinsurer hereby agree to the following pursuant to Section 1.848-2(g)(8) of the Income Tax Regulations issued December 29, 1992, under Section 848 of the Internal Revenue Code of 1986, as amended.

          1. The term "party" will refer to either the Ceding Company or the Reinsurer as appropriate.

          2. The terms used in this Article are defined by reference to Treasury Regulation Section 1.848-2 in effect as of December 29, 1992. The term "net consideration" will refer to net consideration as defined in Treasury Regulation Section 1.848-2(f).

          3. The party with the net positive consideration for this Agreement for each taxable year will capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of IRS Section 848(c)(1).

          4. The Ceding Company and the Reinsurer agree to exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency. The Ceding Company and the Reinsurer also agree to exchange information which may be otherwise required by the IRS.

          5. The Ceding Company will submit a schedule to the Reinsurer by June 1 of each year of its calculation of the net consideration for the preceding calendar year. This schedule of calculations will be accompanied by a statement signed by an officer of the Ceding Company stating that the Ceding Company will report such net consideration in its tax return for the preceding calendar year.

          6. The Reinsurer may contest such calculation by providing an alternative calculation to the Ceding Company. If the Reinsurer does not so notify the Ceding Company, the Reinsurer will report the net consideration as determined by the Ceding Company in the Reinsurer's tax return for the previous calendar year.

          7. If the Reinsurer contests the Ceding Company's calculation of the net consideration, the parties will act in good faith to reach an agreement as to the correct amount. If the Ceding Company and the Reinsurer reach agreement on an amount of net consideration, each party will report such amount in their respective tax returns for the previous calendar year.

          PREMIUM TAX:                      Premium Tax will not be reimbursed.

     9.   EXPERIENCE REFUND OR PROFIT
          COMMISSION:                       See Schedule IV, Reinsurance
                                            Premiums

COVERAGE, ARTICLE IV:

     1.   RETENTION:                        See Schedule II, Retention

     2.   PLAN(S) AND RIDER(S):             See Schedule III, Business Covered

     3.   AUTOMATIC ACCEPTANCE LIMITS:      See Schedule V, Limits

     4.   UNDERWRITING CLASS:               See Schedule IV, Reinsurance
                                            Premiums

     5.   RESIDENCE:                        United States, Canada, Puerto Rico
                                            or Guam

RETENTION AND RECAPTURE, ARTICLE VI:

     MINIMUM RECAPTURE PERIOD:              Ten (10) years, Single Life Twenty
                                            (20) years, Second to Die

REINSURANCE PREMIUMS AND ALLOWANCES, ARTICLE VII:

     1.   LIFE REINSURANCE:                 See Schedule IV, Reinsurance
                                            Premiums

     2.   SUBSTANDARD PREMIUMS:             See Schedule IV, Reinsurance
                                            Premiums

     3.   JOINT POLICY PREMIUMS:            See Schedule IV, Reinsurance
                                            Premiums

     4.   SUPPLEMENTARY BENEFITS:           See Schedule IV, Reinsurance
                                            Premiums

RESERVES, ARTICLE VIII:

     The Ceding Company agrees to post on its books any deficiency reserves on the coverage reinsured under this Agreement.

POLICY ALTERATIONS (ARTICLE X):

     1.   EXCHANGE OR CONVERSIONS:          See Schedule IV, Reinsurance
                                            Premiums

     2.   RE-ENTRY'S:                       See Schedule IV, Reinsurance
                                            Premiums

POLICY ADMINISTRATION AND PREMIUM ACCOUNTING, (ARTICLE XI):

     1.   ACCOUNTING PERIOD AND             Annually in Advance
          PREMIUM DUE:

     2.   ACCOUNTING ITEMS:                 See Schedule VI, Sample Statement
                                            Specifications and Schedule VII,
                                            Sample Policy Exhibit

     3.   REINSURANCE ADMINISTRATION:       Self Administration (Client
                                            Administers)

     4.   BALANCES IN DEFAULT:

          The Reinsurer reserves the right to charge interest at the Prime Rate plus 2% as stated in the Wall Street Journal on the 1st business day in January prior to the due date of the premium when:

          a. Renewal premiums are not paid within sixty (60) days of the due date.

          b.   Premiums for new business are not paid within one hundred twenty
               (120) days of the date the policy is issued.

ARBITRATION (ARTICLE XIII):

     1.   ARBITRATION ASSOCIATION:          American Arbitration Association

     2.   PLACE OF ARBITRATION:             St. Louis, Missouri, USA

CHOICE OF LAW, FORUM AND LANGUAGE (ARTICLE XVII):

     1.   CHOICE OF LAW AND FORUM:          Missouri, USA

     2.   LANGUAGE:                         English

                             SCHEDULE II - RETENTION

                           EFFECTIVE NOVEMBER 1, 1999

1. The Ceding Company's Retention Limits for the Single Life Variable Universal Life Plan, Vel Plus Single Life, Variable Universal Life Plan and the Second-to-Die Variable Universal Life Plans are 15% of the retention schedule below:

2. The Ceding Company's Retention Limits for the First Union Fully Underwritten business is 10% of the retention schedule below:

                                      STANDARD-TABLE H                              TABLE J-TABLE P & FLAT
       AGE                      & FLAT EXTRAS OF $20 OR LESS                            EXTRAS OVER $20
       ---                      ----------------------------                        ----------------------
        0                       $   500,000                                               $ 250,000
      1 - 60                    $ 2,000,000                                               $ 250,000
     61 - 70                    $ 1,000,000                                               $ 500,000
     71 - 80                    $   500,000                                               $ 250,000
     81 - 89                    $   500,000     (up to Table F)                           $       0

     AVIATION            (Includes policies with an Aviation Exclusion Clause.
                         Exception is pilots of regularly scheduled passenger, charter and cargo airlines) Maximum retention is $500,000.

     SPECIAL In cases which are borderline for ratings, we may choose not to hold our full retention

For survivorship contracts the Ceding Company's retention schedule is the same as for single life. The retention for a survivorship case is based on the age/rating of the healthier insured. If both insureds are equally healthy the retention is based on the older insured.

                         SCHEDULE III - BUSINESS COVERED

                           EFFECTIVE NOVEMBER 1, 1999

PLAN(S)

         Single Life Variable Universal Life Plan (Policy Form #1033-99)
    Vel Plus Single Life Variable Universal Life Plan (Policy Form #1023-93)
        Second-to-Die Variable Universal Life Plan (Policy Form #1034-99)
               First Union Fully Underwritten Business (#1036-99)

RIDER(S)

                             Waiver of Charges Rider
                               Other Insured Rider
                         Term Rider for Primary Insured
                         Accelerated Death Benefit Rider

                       SCHEDULE IV - REINSURANCE PREMIUMS

                           EFFECTIVE NOVEMBER 1, 1999

LIFE:

       Business Covered, as shown in Schedule III will be reinsured on the yearly renewable term basis with the Reinsurer participating only in mortality risks (not cash values, loans, dividends or other features specific to permanent policies). The mortality risk shall be the net amount at risk on that portion of the policy which is reinsured with the Reinsurer.

       The Life Reinsurance premium rates contained in this Agreement are guaranteed for one year, and the Reinsurer anticipates continuing to accept premiums on the basis of these rates indefinitely. If the Reinsurer deems it necessary to increase rates, such increased rates cannot be higher than the valuation net premiums for annually renewable term insurance calculated using the minimum statutory mortality rates and maximum statutory interest rate for each year of issue. The Ceding Company will have the right to immediate recapture of all reinsurance business for which the overall percentage increase in reinsurance premium rates is greater than the overall percentage increase in current cost of insurance rates.

       Reinsurance premiums will be determined according to the amount reinsured with the Reinsurer per insured life as follows. The life reinsurance premium will be calculated in the case of life risks, by multiplying the appropriate life premium rate, from the attached Rate Table labeled below, for the age of the insured, at the beginning of the policy year, by the amount at risk reinsured for that policy year, multiplied by the applicable pay percentage as shown below. The same procedure will apply for single premium policies and for paid up policies.

                                                                   RATE           UNDERWRITING           YEARS
                                 PLAN(S)                          TABLE               CLASS               1+
                                 -------                          -----           ------------           -----
                Single Life Variable Universal Life Plan
                         (Policy Form #1033-99)

           Vel Plus Single Life Variable Universal Life Plan                   Preferred Non-Smoker       32%
                         (Policy Form #1023-93)                                 Standard Non-Smoker       48%
                                                                                 Preferred Smoker         90%
                First Union Fully Underwritten Business            S-1            Standard Smoker        110%
                            (Form #1036-99)

       All Policy Fees will be retained by the Ceding Company

SUBSTANDARD PREMIUMS:

       SUBSTANDARD TABLE EXTRA

       Premiums will be increased by any (flat) extra premium or substandard premium charged the insured on the face amount initially reinsured. For substandard table ratings, premiums will be increased by the following percent per table:

                                       25%

       FLAT EXTRA PREMIUMS

       The premium will be increased by any flat extra premium charged the insured on the face amount initially reinsured, less total allowances as shown below:

                     FIRST YEAR PERMANENT            FIRST YEAR TEMPORARY
                   PAYABLE 6 YEARS OR MORE:          PAYABLE 1 - 5 YEARS:         RENEWAL:
                   ------------------------          --------------------         --------
                             100%                            20%                     20%

JOINT POLICY PREMIUMS:

                       PLAN(S)                          RATE TABLE             UNDERWRITING CLASS           YEARS 1+
                       -------                          ----------             ------------------           --------
     Second-to-Die Variable Universal Life Plans           S-1*               Preferred Non-Smoker          32%
                   (Form #1034-99)                                            Standard Non-Smoker           48%
                                                                                Preferred Smoker            90%
                                                                                Standard Smoker            110%

*For all Second-to-Die Plans, apply the S-1 rates times the pay percents then frasierize utilizing the formula in Schedule S-2. A minimum premium of $0.15 per thousand will apply in renewal years.

SUPPLEMENTAL BENEFITS:

       RIDERS

       The annual premium to be paid to the Reinsurer for reinsurance of Waiver of Charges benefits will be the rates charged the insured, less the applicable allowances as shown below:

              FIRST YEAR ALLOWANCE       RENEWAL YEAR ALLOWANCE
              --------------------       ----------------------
                      100%                         20%

       The annual premium to be paid to the Reinsurer for reinsurance of Other Insured Rider and the Term Rider for the Primary Insured will be based on the appropriate rate from the attached rate tables for the base plan, less the same allowances as the base plan to which the rider is attached.

       The Accelerated Death Benefit Rider will be the same as for the base plan to which the rider is attached.

RE-ENTRY'S:

       Re-Entry's are not covered under this Agreement.

CONVERSIONS OR EXCHANGES:

       If any business covered under this Agreement is subsequently converted or exchanged to any other plan reinsured by the Reinsurer, then such business will be reinsured at the rates as shown in the Agreement covering the new plan. Rates and allowances, or pay percentages, applicable to the new plan will be determined at point in scale based on the original policy that is being converted or exchanged. If the Agreement including the new rates requires policy fees, then they will also apply to the new plan.

       If any business covered under this Agreement is subsequently converted or exchanged to a plan that is not reinsured with the Reinsurer, under a specific document, then such business will be reinsured with the Reinsurer, at the rates and policy fees as shown below. Rates will be determined at point in scale, based on the original policy that is being converted or exchanged.

                                 Rate Table S-3

EXPERIENCE REFUND OR PROFIT COMMISSION:

       Experience Refund or Profit Commission are not covered under to this Agreement.

                       SCHEDULE IV - REINSURANCE PREMIUMS

                                  SCHEDULE S-1

                             RGA REINSURANCE COMPANY

                          **75-80 BASIC MORTALITY TBLS

                                 OMITTED 8 PAGES

                       SCHEDULE IV - REINSURANCE PREMIUMS

                                  SCHEDULE S-2

                          JOINT LAST SURVIVOR PREMIUMS

1. The premiums for this business shall be calculated using the Frasier method AND THE SINGLE LIFE RATES INCLUDED IN RATE TABLE S-1. The single life rates shall be adjusted for substandard mortality by adding 25% per underwriting table and any flat extra charges to the appropriate single life rate. The substandard single life rates shall not exceed $950 per thousand.

2. The single life rates calculated as described in Section 1 above shall be converted to joint last survivor rates using the methodology described in
       Section 3 below.

3.     METHOD FOR CALCULATING JOINT LAST SURVIVOR PREMIUMS

       Definition of Terms:

       (a) Qx,n = single life rate per thousand in duration n for an insured whose policy was issued at issue age x

       (b) Qx,y,n = joint last survivor rate per thousand in duration n for two insureds whose policies were issued at issue ages x and y

       STEP 1

              Calculate qx,n for each insured for durations 1 to n.

              qx,n = Qx,n divided by 1000.

       STEP 2

              Calculate px,n for each insured for durations (n-1) and n.

              px,n = (1-qx,1) X (1-qx,2) x...x (1-qx,n).

       STEP 3

              Calculate px,y,n for durations (n-1) and n.

              px,y,n = px,n + py,n - ((px,n) X (py,n))

       STEP 4

              Calculate qx,y,n for duration n. Let px,y,0 = 1.

              Qx,y,n = 1 - px,y,n
                           ------
                          px,y,n-1

       STEP 5

              Qx,y,n - 1000 X qx,y,n.

                       SCHEDULE IV - REINSURANCE PREMIUMS

                                  SCHEDULE S-3

                             RGA REINSURANCE COMPANY

                                     **RP-98

                                 OMITTED 6 PAGES

                               SCHEDULE V - LIMITS

                           EFFECTIVE NOVEMBER 1, 1999

REINSURER'S SHARE:

        Single Life Variable Universal Life Plan (Policy Form #1033-99),
    Vel Plus Single Life Variable Universal Life Plan (Policy Form #1023-93)
        Second-to-Die Variable Universal Life Plan (Policy Form #1034-99)

                                       35%

             First Union Fully Underwritten business (Form #1036-99)

                                       90%

AGE LIMITS:

                                  0 - 85 years

MINIMUM REINSURANCE AMOUNT:

                                     $50,000

BINDING LIMITS:

          $15,000,000 to the Pool, including Ceding Company's retention

JUMBO LIMIT:

                                   $35,000,000

                    SCHEDULE VI - REINSURANCE SPECIFICATIONS

                         SAMPLE STATEMENT SPECIFICATIONS

The following information should appear on each Statement and Inforce listing:

            -    Name of the Insured(s)

            -    Date of Birth of the Insured(s)

            -    The Issue Age of each Insured(s)

            -    The Sex of the Insured(s)

            -    The Insured(s) Country of Residence

            -    Underwriting Classification (i.e. Preferred, Standard, etc.)

            -    Smoking Class (i.e. Smoker, Non Smoker, etc.)

            -    Indication if Business is Facultative or Automatic

            -    Indication if Business is Risk Premium or Coinsurance

            -    Policy Number(s)

            -    Plan Code(s) / Kind Code(s):  Cession Series

            -    Original Face Amount of the Policy(s)

            -    Amount(s) Ceded to the Reinsurer

            -    Amount of Premium being Paid; separated for Supplementary
                 Benefits

            -    The Amount of any Reinsurance Premium Allowances

            -    Any Extra Premiums concerned.  Example:  $5 / 1000 5 YRS

            - Effective Date and Duration of any Policy(s) Change, Reissue, or Termination

                    SCHEDULE VII - REINSURANCE SPECIFICATIONS

                              SAMPLE POLICY EXHIBIT

       POLICY SUMMARY                                    NUMBER OF              REINSURANCE
       CLASSIFICATION                                     POLICIES                AMOUNT
       --------------                                    ---------              -----------
       Inforce as of Last Report                             878               $ 410,220,973

       New Issues                                              2               $     516,666
       Reinstatements                                          3               $     483,334
       Increases                                                               $     500,000
       Decreases - Still Inforce                                               $     133,332
       Rollover - In                                           0               $           0

       DEDUCT BY:
                Death                                          0               $           0
                Surrender                                      1               $     250,000
                Lapse                                          4               $   1,000,001
                Conversion - Out                               0               $           0
                Decreases - Termination                        3               $     299,999
                Inactive - Pending                             0               $           0
                Not Taken                                      0               $           0

       Inforce as of Current Report                          875               $ 410,037,641

                           SCHEDULE VIII - DEFINITIONS

ASSUME - To accept or take over a risk, the converse of cede.

AUTOMATIC REINSURANCE - A reinsurance agreement under which the Reinsurer is obligated to accept or assume risks which meet certain specific criteria based on the Ceding Company's underwriting.

BINDING LIMIT - The amount of risk over the Ceding Company's retention, which can be ceded automatically if all automatic conditions are met.

CASH VALUE - The amount of money which the policy owner will receive as a refund if the policy owner cancels coverage and returns the policy to the company.

CEDE - To transfer an insurance risk from the company originally issuing the policy to another insurance company known as the Reinsurer.

CEDING COMPANY - A CEDING INSURER is an insurer which underwrites and issues an original, principal policy to an insured and contractually transfers (cedes) a portion of the risk to the Reinsurer. A CEDING REINSURER is a Reinsurer which transfers (cedes) a portion of the underlying reinsurance to a retrocessionnaire.

CONDITIONAL RECEIPT - A provision included in some life insurance policies providing coverage from the date of application to the date at which the policy is either issued or declined.

EXCESS REINSURANCE - A form of reinsurance under which recoveries are available when a given loss exceeds the Ceding Company's retention (excess of loss reinsurance) defined in this Agreement.

EXPERIENCE REFUND OR PROFIT COMMISSION - A provision found in some reinsurance agreements which provides for profit sharing. Parties agree to a formula for calculating profit, an allowance for the Reinsurer's expenses, and the Ceding Company's share of such profit after expenses.

EXTRA CONTRACTUAL OBLIGATIONS (ECO) - A generic term that, when used in a reinsurance agreement, refers to damages awarded by a court against an insurer which are outside the provisions of the insurance policy, due to the insurer's bad faith, fraud or gross negligence in the handling of a claim.

FACULTATIVE - Reinsurance under which the Ceding Company has the option (faculty) of submitting and the Reinsurer has the option of accepting or declining individual risks. This Agreement merely reflects how individual facultative reinsurance will be handled.

FLAT EXTRA PREMIUM - A method for rating substandard risks used when the extra risk is considered to be constant. The underwriter assesses a specific extra premium for each $1,000 of insurance. Flat extra ratings usually apply to applicants in hazardous occupations or avocations, aviation, or with certain physical impairments of a temporary nature.

INDEXING - The adjustment of the Ceding Company's retention and the reinsurance limit by a measure of inflation such as the Consumer Price Index.

INDIVIDUAL CESSION ADMINISTRATION - A reinsurance arrangement where the Reinsurer sets up individual records for each cession and calculates the reinsurance premium, inforce, and reserve information for its financial reports.

JUMBO LIMIT - The limit placed on an amount of coverage that may be inforce, or applied for in all companies, on an individual life for automatic reinsurance purposes. If such insurance exceeds the limit, the Ceding Company must submit the risk to the Reinsurer for facultative review.

MINIMUM REINSURANCE AMOUNT - The smallest cession that the Reinsurer will accept automatically. The minimum size is set to avoid the expenses associated with small cessions.

ORIGINAL POLICY(S) - Insurance contracts between the Ceding Company and the Insured(s).

POLICY RESERVE - A liability account that identifies the amount of assets that, together with the future premiums to be received from inforce policies, is expected to be sufficient to pay future claims on those inforce policies. Also called a legal reserve or a statutory reserve.

POOL - A method of allocating reinsurance among several Reinsurers. Using this method, each Reinsurer receives a specified percentage of each risk ceded into the pool. A REINSURANCE POOL is a multi-Reinsurer agreement under which each Reinsurer in the group or pool assumes a specified portion of each risk ceded to the pool.

PREMIUM - (Written/Unearned/Earned) - WRITTEN PREMIUM is premium registered on the books of an insurer or Reinsurer at the time a policy is issued and paid. Premium for a future exposure period is said to be UNEARNED PREMIUM. For the individual policy, written premium minus unearned premium equals earned premium. EARNED PREMIUM is income for the accounting period while unearned premium will be income in a future accounting period.

PUNITIVE DAMAGES - A term that, when used in reinsurance agreements, refers to damages awarded by a court against an insured or against an insurer in addition to compensatory damages. Punitive damages are intended to punish the insured or the insurer for willful and careless misconduct and to serve as a deterrent. When the award is against an insurer, it is usually related to the conduct of the insurer in the handling of a claim.

QUOTA SHARE - A form of reinsurance in which premiums and losses are shared proportionately between the Ceding Company and the Reinsurer, in which the same percentage applies to all policies reinsured.

RATE - The premium rate is the amount of premium charged per exposure unit, e.g. per $l,000.

RECAPTURE - The process by which the Ceding Company recovers the liabilities transferred to the Reinsurer.

REINSURER - A company which contractually assumes all or part of the Ceding Company's risk.

RETENTION - The dollar amount or percentage of each loss retained by the Ceding Company under this reinsurance agreement. The Ceding Company's retention is not reinsured in any way.

RISK - Insurance on an individual life.

RISK PREMIUM REINSURANCE - Another name for Yearly Renewable Term (YRT) reinsurance. A form of reinsurance under which the risks, but not the permanent plan reserves, are transferred to the Reinsurer for a premium that varies each year with the amount at risk and the ages of the insureds. Under the YRT method, the Ceding Company will transfer the Reinsurer the mortality risk on either a net amount at risk basis or on an approximation of the net amount at risk basis.

SELF-ADMINISTRATION - A reinsurance arrangement where the Ceding Company provides the Reinsurer with periodic reports for reinsurance ceded giving premium, inforce, reserve, and any other information required by the Reinsurer for financial reports. Self Administration is also known as Bulk or Bordereaux.

STANDARD GUIDELINES - The underwriting guidelines intended to be applied to all applications for insurances of the type(s) reinsured under this agreement.

SUBSTANDARD RISKS - Those insureds who, under the terms of the Ceding Company's standard guidelines, do not meet criteria for issuance at standard premium rates.

SUBSTANDARD TABLE EXTRA - Substandard table extra ratings usually apply to physically impaired lives. The rates will increased by a factor as shown in
Schedule I for each table of additional mortality.

SUM AT RISK OR NET AMOUNT AT RISK - The excess of the death benefit of a policy over the cash value.

TERMINATION - The formal ending of a reinsurance agreement by its natural expiry, cancellation or commutation by both parties. Terminations can be either on a cutoff or runoff basis. Under cutoff provisions, the parties' obligations are fixed as of the agreed cutoff date. Otherwise, obligations incurred while the agreement was inforce are run off to their natural extinction, provisions, the parties' obligations are fixed as of the agreed cutoff date. Otherwise, obligations incurred while the agreement was inforce are run off to their natural extinction.

YEARLY RENEWABLE TERM - Another name for Risk Premium Reinsurance.

THE WORDING ON THE NEXT PAGE HAS BEEN APPROVED BY JIM SHERMAN. IT IS TO BE USED WHEN THE CLIENT WANTS PROTECTION IN CASE OF RATING DOWNGRADE OF RGA.

RIGHT OF TERMINATION (REINSURER SUBJECT TO U.S. TAX LAW)
The Company shall have the right to terminate this agreement pursuant to the terms of this provision if any petition as described in subsection i. below is filed by or against RGA Re or RGA Re's A. M. Best's rating drops below [B+]. Upon any such event occurring, RGA Re will promptly notify the Company. Within 30 days of receiving such notice, the Company may at its own option and upon written notice to RGA Re or RGA Re's liquidator, receiver or statutory successor terminate this Agreement with no obligation to pay any further premiums as to new business as of the Termination Date or cede any new business to RGA Re. Additionally, upon such event, all insurance which has been ceded to RGA Re under this Agreement may, at the Company's option, be recaptured immediately and completely by the Company. Alternatively, RGA Re may place assets in a trust as soon as practicable in an amount equal to the statutory reserves of the policies reinsured under this Agreement. The type of assets, and the rights and duties of both parties will be in accordance with the appropriate insurance regulations of the state of xxxxxxxx. RGA Re will bear all costs related to the trusts.

If the Company elects to exercise its option to terminate this Agreement, termination shall be effective the earlier of:

i. The date on which a petition for winding-up, liquidation, rehabilitation, supervision, or any other such petition is filed; or

ii.    The date on which RGA Re's insolvency has been established; or

iii.   The date on which RGA Re's A. M. Best's rating drops below [B+].

(hereinafter the occurrence of any such event referred to as the "Termination Date").

Any undisputed debts or credits arising from this Agreement, in favor or against either the Company or RGA Re, which are in existence at the Termination Date, shall be deemed mutual debts or credits and shall be offset subject to applicable law.

If reinsurance is recaptured, the Company will pay RGA Re the following recapture fee:

Let P denote the gross reinsurance premium rate per $1,000 in policy year n, where n=0,1,2,...,9.

If the special termination occurs in policy year n, the fee payable will be:

(XX%) (100%-10%) (P) (Amount of reinsurance in force under this Agreement / 1000).

"XX%" is the applicable percentage for policy year n shown in Exhibit II, Paragraph 1.

No fee is payable after policy year 9.

                    RGA REINSURANCE LETTER TO KEVIN FINNERAN

                                 OMITTED 1 PAGE

                                   4614-00-01

                                    AMENDMENT

                                     to the

    AUTOMATIC & FACULTATIVE RISK PREMIUM AGREEMENT EFFECTIVE NOVEMBER 1, 1999

                                     between

                FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY
                    (Hereinafter called the "Ceding Company")
                            Worcester, Massachusetts

                                       and

                             RGA REINSURANCE COMPANY
                      (Hereinafter called the "Reinsurer")
                               St. Louis, Missouri

                  THIS AMENDMENT IS EFFECTIVE NOVEMBER 1, 1999

CANCELLATION OF WAIVER OF CHARGES AND OTHER INSRUED RIDERS, AND FRASIERIZED MINIMUM PREMIUM APPLIES TO ALL YEARS

I. As of the effective date of this Amendment, the Waiver of Charges Rider and Other Insured Rider will not be ceded under this Agreement. All references to the above riders are hereby deleted.

II. As of the effective date of this Amendment, the attached Schedule IV - Reinsurance Premiums, Joint Policy Premiums, is hereby added to this Agreement to show that the Frasierized minimum applies to all years.

III. All provisions of the Automatic and Facultative Risk Premium Agreement not specifically modified herein remain unchanged.

IN WITNESS WHEREOF, both parties have executed this Addendum in duplicate as follows:

FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY

By: /s/                                       By: /s/
    -------------------------------               ------------------------------

Title: Vice President                         Title: Vice President
       ----------------------------                  ---------------------------

Date: 3/5/02                                  Date: 3-6-02
      -----------------------------                 ----------------------------

RGA REINSURANCE COMPANY

By: /s/
    -------------------------------

Title: Vice President
       ----------------------------

Date: 12-28-00
      -----------------------------

JOINT POLICY PREMIUMS:

                      PLAN(S)                          RATE TABLE              UNDERWRITING CLASS         YEARS 1+
                      -------                          ----------              ------------------         --------
                                                          S-1*                Preferred Non-Smoker           32%
    Second-to-Die Variable Universal Life Plans                               Standard Non-Smoker            48%
                  (Form #1034-99)
                                                                                Preferred Smoker             90%
                                                                                Standard Smoker             110%

* For all Second-to-Die Plans, apply the S-1 rates times the pay percents then frasierize utilizing the formula in Schedule S-2. A minimum premium of $0.15 per thousand will apply to all years.

                                   4614-01-00

                                    ADDENDUM

                                     to the

       AUTOMATIC AND FACULTATIVE RISK PREMIUM REINSURANCE AGREEMENT DATED
                                NOVEMBER 1, 1999

                                     between

FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY, WORCESTER, MASSACHUSETTS, USA
                    (hereinafter called the "Ceding Company")

                                       and

                RGA REINSURANCE COMPANY, ST. LOUIS, MISSOURI, USA
                      (hereinafter called the "Reinsurer")

                   THIS ADDENDUM IS EFFECTIVE JANUARY 1, 2001

I.     ADDITION OF FACULTATIVE SINGLE PREMIUM VARIABLE UNIVERSAL LIFE (SPVUL)
       PLANS

       Effective January 1, 2001, the attached Schedule III - Business Covered, is hereby added to this Agreement which now includes SPVUL plans accepted by the Reinsurer on a facultative basis.

II. The rates for the SPVUL plans are the same as those for the single life plans, Rate Table S-1 in Schedule IV, Reinsurance Premiums of the original Agreement.

III. All provisions of the Automatic and Facultative Risk Premium Reinsurance Agreement not specifically modified herein remain unchanged.

IN WITNESS WHEREOF, both parties have executed this Addendum in duplicate as follows:

FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY

By: /s/                                       By: /s/
    -------------------------------               ------------------------------

Title: Vice President                         Title: Vice President
       ----------------------------                  ---------------------------

Date: 3/5/02                                  Date: 3-6-02
      -----------------------------                 ----------------------------

RGA REINSURANCE COMPANY

By: /s/
    -------------------------------

Title: Vice President
       ----------------------------

Date: 3-1-01
      -----------------------------

                         SCHEDULE III - BUSINESS COVERED

                            EFFECTIVE JANUARY 1, 2001

Single Premium Variable Universal Life (facultative only, policy number 1030-96) Single Premium Variable Universal Life (facultative only, policy number 1030-99)

                                   4614-02-00

                                    ADDENDUM

                                     to the

          AUTOMATIC AND FACULTATIVE RISK PREMIUM REINSURANCE AGREEMENT
                           EFFECTIVE NOVEMBER 1, 1999

                                     between

                FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY
                    (Hereinafter called the "Ceding Company")
                          Worcester, Massachusetts, USA

                                       and

                             RGA REINSURANCE COMPANY
                      (Hereinafter called the "Reinsurer")
                            St. Louis, Missouri, USA

                   This Addendum is Effective January 1, 2001

       ADDITION OF SINGLE LIFE AND SECOND-TO-DIE VARIABLE UNIVERSAL LIFE PLANS (AGENCY AND BROKER PLANS)

I. As of the effective date of this Addendum, the attached Schedule III - Business Covered, is hereby added to this Agreement which now includes the above agency and broker plans.

II. The rate basis (Schedule IV - Reinsurance Premiums) for the above plans is the same as the Single Life Variable Universal Life plan and the Second-to-Die Variable Universal Life plan found in the base Agreement.

III. The attached Schedule V - Limits is hereby added to this Agreement, which now includes the limits for the above plans.

IV. All provisions of the Automatic and Facultative Risk Premium Reinsurance Agreement not specifically modified herein remain unchanged.

IN WITNESS WHEREOF, both parties have executed this Addendum in duplicate as follows:

FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY

By: /s/                                       By: /s/
    -------------------------------               ------------------------------

Title: Vice President                         Title: Vice President
       ----------------------------                  ---------------------------

Date: 3/5/02                                  Date: 3-6-02
      -----------------------------                 ----------------------------

RGA REINSURANCE COMPANY

By: /s/
    -------------------------------

Title: Vice President
       ----------------------------

Date: 1-31-01
      -----------------------------

                        SCHEDULE IIII - BUSINESS COVERED

                            EFFECTIVE JANUARY 1, 2001

PLAN(S)

                            AGENCY AND BROKER PLANS:

         Single Life Variable Universal Life Plan (Policy Form #1018-93) Single Life Variable Universal Life Plan (Policy Form #1026-94)
        Second-to-Die Variable Universal Life Plan (Policy Form #1027-95)

                               SCHEDULE V - LIMITS

                            EFFECTIVE JANUARY 1, 2001

REINSURER'S SHARE:

                                       30%

AGE LIMITS:

                                  0 - 85 years

MINIMUM REINSURANCE AMOUNT:

                                     $50,000

BINDING LIMITS:

            $15,000,000 to the Pool, including Ceding Company's retention

JUMBO LIMIT:

                                   $35,000,000